Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACTS:
Kim C. Drapkin, Chief Financial Officer, EPIX
(781) 761-7602
Jennifer Beugelmans, Pure Communications
(646) 596-7473
EPIX Pharmaceuticals Secures Committed Equity Financing Facility
Financing Facility May Provide Up To $50 Million of Capital
LEXINGTON, Mass. – August 5, 2008 – EPIX Pharmaceuticals, Inc. (NASDAQ:EPIX), a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform, announced today that it has entered into a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited, a private investment group. Under the terms of the agreement, Kingsbridge has committed to provide up to $50 million of capital during the next three years through the purchase of newly issued shares of EPIX common stock. The maximum number of shares that can be sold by EPIX under this agreement is approximately 8.3 million shares. EPIX will determine the exact timing and amount of any CEFF financings, subject to certain conditions. The actual amount of funds that can be raised under this agreement will be dependent on the number of shares actually sold under the agreement and the market value of EPIX stock during the pricing periods of each sale.
“This financing facility should provide EPIX with additional access to capital as we continue to execute our Vasovist® monetization and clinical development strategies,” said Kim C. Drapkin, chief financial officer of EPIX. “Based upon the agreement’s flexible terms, we will be able to draw down capital to efficiently support our corporate and clinical initiatives. We have recently resubmitted our New Drug Application for Vasovist, initiated our Phase 2b proof-of-concept program for PRX-03140 for the treatment of Alzheimer’s disease and expect to commence our Phase 2b trial for PRX-08066 for the treatment of pulmonary hypertension associated with chronic obstructive pulmonary disease. We believe these recent and upcoming milestones illustrate our strong focus on building value through the development of our broad clinical pipeline.”
Details of EPIX’s CEFF with Kingsbridge are as follows:
•	Kingsbridge is committed under the CEFF to purchase the lesser of 8.3 million shares or $50 million of common stock from EPIX. EPIX may access the capital for up to three years after the Securities and Exchange Commission declares effective the registration statement to be filed by EPIX covering the resale of the shares of common stock issuable to Kingsbridge in connection with the CEFF.
•	EPIX may access capital under the CEFF in tranches of up to 1.5% of EPIX’s market capitalization at the time of the draw down. Alternatively, based upon the company’s prior 30-day trading volume, EPIX may have the ability to increase each draw down from 1.5% to up to 3% of its market capitalization at the time of the draw down. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 12% depending on the volume-weighted average market price of the common stock during the eight-day pricing period, provided that the minimum acceptable purchase price for any shares to be issued to Kingsbridge during the eight-day period is determined by the higher of $1.25 or 90% of EPIX’s common stock closing price the day before the commencement of each draw down.

•	EPIX is not obligated to utilize any of the $50 million available under the CEFF and there are no minimum commitments or minimum use penalties. The CEFF agreement does not contain any restrictions on EPIX’s operating activities, automatic pricing resets or minimum market volume restrictions.

•	The agreement does not prohibit EPIX from conducting additional debt or equity financing, other than financings similar to the CEFF.

•	Kingsbridge is restricted from engaging in any shorting transaction of EPIX’s common stock.

•	In connection with the CEFF, EPIX issued a warrant to Kingsbridge to purchase up to 400,000 shares of common stock at an exercise price of approximately $2.49 per share which represents 125% of the average of the closing prices of the common stock during the five trading days preceding the agreement date. The warrant will become exercisable six months from the date of the agreement and will remain exercisable, subject to certain exceptions, for a period of five years thereafter.
The warrant issued to Kingsbridge and the shares of common stock issuable under the CEFF, and the shares issuable upon the exercise of the warrant, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. EPIX has agreed to file a registration statement with the SEC covering the resale of the shares issuable under the CEFF and the shares issuable upon the exercise of the warrant within 60 days of the date of the agreement.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of EPIX common stock under the resale registration statement referred to in this news release will be made only by means of a prospectus.
About EPIX
EPIX Pharmaceuticals is a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform. The company has a pipeline of internally-discovered drug candidates currently in clinical development to treat diseases of the central nervous system and lung conditions. EPIX also has collaborations with leading organizations, including GlaxoSmithKline, Amgen, Cystic Fibrosis Foundation Therapeutics and Bayer Schering Pharma. For more information, please visit the company’s website at www.epixpharma.com.
This news release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations of management. These statements relate to, among other things, the projected date for the filing of the registration statement for resale of the shares referred to in this news release, the estimation of funds that might be raised under the CEFF, the commencement of the Phase 2b trial for PRX-08066, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured; risks relating to our ability to advance the development of product candidates currently in the pipeline or in clinical trials; failure to obtain the financial resources to complete development of product candidates; our inability to further identify, develop and achieve commercial success for new products and technologies; competing products may be more successful; our inability to interest potential partners in our technologies and products; our inability to achieve commercial success for our products and technologies; our inability to successfully in-license products and/or technologies; our inability to successfully defend against litigation; our inability to protect our intellectual property and the cost of enforcing or defending our intellectual property rights; our failure to comply with regulations relating to our products and product candidates, including FDA requirements; the risk that the FDA may interpret the results of our studies differently than we have; the risk that we may be unable to successfully secure regulatory approval of and market our drug candidates; and risks of new, changing and competitive technologies and regulations in the U.S. and internationally. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks that we face, see the disclosure contained in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.
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